EXHIBIT 99.1

Crexendo Announces Second Quarter 2023 Results

PHOENIX, AZ / ACCESSWIRE / August 10, 2023 / Crexendo, Inc. (NASDAQ: CXDO), an award-winning premier provider of cloud communication platform and services, video collaboration and managed IT services designed to provide enterprise-class cloud solutions to any size business, today announced financial results for the second quarter ended June 30, 2023.

Second Quarter Financial highlights:

•	Total revenue increased 43% year-over-year to $12.7 million
•	GAAP net loss of $(545,000), or $(0.02) per basic and diluted common share
•	Non-GAAP net income of $1.1 million, or $0.04 per basic and diluted common share

Financial Results for the Second Quarter of 2023 (in thousands, except per share data)

Consolidated total revenue for the second quarter of 2023 increased 43%, or $3,824, to $12,670 compared to $8,846 for the second quarter of 2022.

Consolidated service revenue for the second quarter of 2023 increased 60%, or $2,752, to $7,308 compared to $4,556 for the second quarter of 2022.

Consolidated software solutions revenue for the second quarter of 2023 increased 9%, or $332, to $3,930 compared to $3,598 for the second quarter of 2022.

Consolidated product revenue for the second quarter of 2023 increased 107%, or $740, to $1,432 compared to $692 for the second quarter of 2022.

Consolidated operating expenses for the second quarter of 2023 increased 36%, or $3,489, to $13,187 compared to $9,698 for the second quarter of 2022.

The Company reported net loss of $(545) for the second quarter of 2023, or a $(0.02), loss per basic and diluted common share, compared to net loss of $(896), or $(0.04) loss per basic and diluted common share for the second quarter of 2022.

Non-GAAP net income of $1,102 for the second quarter of 2023, or $0.04 per basic and diluted common share, compared to non-GAAP net income of $512 or $0.02 per basic and diluted common share, for the second quarter of 2022.

EBITDA for the second quarter of 2023 of $383 compared to a loss of $(232) for the second quarter of 2022. Adjusted EBITDA for the second quarter of 2023 of $1,238 compared to $626 for the second quarter of 2022.

Financial Results for the six months ended June 30, 2023 (in thousands, except per share data)

Consolidated total revenue for the six months ended June 30, 2023 increased 48%, or $8,157, to $25,161 compared to $17,004 for the six months ended June 30, 2022.

Consolidated service revenue for the six months ended June 30, 2023 increased 62%, or $5,512, to $14,466 compared to $8,954 for the six months ended June 30, 2022.

Consolidated software solutions revenue for the six months ended June 30, 2023 increased 17%, or $1,172, to $8,038 compared to $6,866 for the six months ended June 30, 2022.

Consolidated product revenue for the six months ended June 30, 2023 increased 124%, or $1,473, to $2,657 compared to $1,184 for the six months ended June 30, 2022.

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Consolidated operating expenses for the six months ended June 30, 2023 increased 42%, or $8,003, to $27,252 compared to $19,249 for the six months ended June 30, 2022.

The Company reported net loss of $(2,127) for the six months ended June 30, 2023, or $(0.08) loss per basic and diluted common share, compared to net loss of $(2,116), or $(0.09) loss per basic and diluted common share for the six months ended June 30, 2022.

Non-GAAP net income of $1,727 for the six months ended June 30, 2023, or $0.07 per basic common share and $0.06 per diluted common share, compared to non-GAAP net income of $917 or $0.04 per basic and diluted common share for the six months ended June 30, 2022.

EBITDA loss for the six months ended June 30, 2023 of $(283), compared to a loss of $(1,006) for the six months ended June 30, 2022. Adjusted EBITDA for the six months ended June 30, 2023 of $1,987 compared to $928 for the six months ended June 30, 2022.

Total cash and cash equivalents at June 30, 2023 was $4,200 compared to $5,475 at December 31, 2022.

Cash used for operating activities for the six months ended June 30, 2023 was $(673) compared to $(2,614) used for the six months ended June 30, 2022. Cash used for investing activities for the six months ended June 30, 2023 was $(92) compared to $(40) used for the six months ended June 30, 2022. Cash used for financing activities for the six months ended June 30, 2023 was $(486) compared to $(20) used for the six months ended June 30, 2022.

Management Commentary

“In the second quarter, we continued to drive strong, organic, topline growth while making great strides in our cost reduction plan as well,” said Crexendo Chief Executive Officer Jeff Korn. “I am very pleased with total revenue increasing 43% year-over-year and our Non-GAAP net income of $1.1 million is a strong indication that our plan is working. Our diligent cost management efforts are translating to strong improvements in profitability, including a return to cash flow positivity in the quarter. We also recently finalized the terms of the sale of our property in Tempe, which effectively will remove almost all of our outstanding debt and enables us to build on our already-strong cash position with an additional $2 million added to our balance sheet.”

“We have also continued to make great strides in our integration efforts. Over the last few months we completed a reorganization of reporting responsibilities to create cross utilization amongst all divisions, making us a more efficient and collaborative organization. We have also expedited the migration of customers to our best-in-class VIP™ platform, which will substantially reduce costs as we sunset our legacy platform and transition existing team resources to other parts of the business.”

“In the second quarter we saw a record number of installs in our Telecommunication Services segment, fueled by significant partner and agent sales contributions. We also had a strong performance internationally, which bodes well for future growth in this key area of focus. Our master dealer channel is continuing to perform nicely as we’re seeing strong contributions from our resellers creating more enterprise sales opportunities. Looking ahead, we will continue to judiciously invest in delivering innovative features to drive greater customer satisfaction as well as demand from the largely underpenetrated UCaaS market. I am very excited by our results, and I am confident that our strong performance will continue.”

Conference Call

Crexendo management will hold a conference call today, August 10, 2023, at 4:30 PM Eastern time to discuss these results.

Company CEO Jeff Korn, CFO Ron Vincent, and President and COO Doug Gaylor will host the call, followed by a question-and-answer period.

Dial-in Numbers:

Domestic Participants: 888-506-0062

International Participants: 973-528-0011

Participant Access Code 435639

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Please dial in five minutes prior to the beginning of the call at 4:30 PM Eastern time and reference the Crexendo earnings call.

A replay of the call will be available until August 17, 2023 by dialing toll-free at 877-481-4010 or 919-882-2331 for international callers. The replay passcode is 48728.

About Crexendo

Crexendo, Inc. is an award-winning premier provider of cloud communication platform and services, video collaboration and managed IT services designed to provide enterprise-class cloud solutions to any size business. Our solutions currently support over three million end users globally.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) making great strides in its cost reduction plan; (ii) being very pleased with results and that being a strong indication that the plan is working; (iii) diligent cost management efforts are translating to strong improvements in profitability; (iv) completing the terms of the sale of the property in Tempe, which effectively will remove almost all of our outstanding debt and build on the already-strong cash position; (v) continuing to make great strides in integration efforts and completing a reorganization of reporting responsibilities to create cross utilization amongst all divisions making a more efficient and collaborative organization; (vi) expediting the migration of customers to the best-in-class VIP™ platform, which will substantially reduce costs; (vii) having had a strong performance internationally which bodes well for future growth in this key area; (viii) master dealer channel continuing to perform nicely creating more enterprise sales opportunities; (ix) continuing to judiciously invest in delivering innovative features to drive greater customer satisfaction; and (x) being very excited by results and I being confident that our strong performance will continue.

For a more detailed discussion of risk factors that may affect Crexendo's operations and results, please refer to the company's Form 10-K for the year ended December 31, 2022, and quarterly Form 10-Qs as filed with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

Contacts

Company Contact:

Crexendo, Inc.

Doug Gaylor

President and Chief Operating Officer

602-732-7990

dgaylor@crexendo.com

Investor Relations Contact:

Gateway Investor Relations

Matt Glover and Tom Colton

949-574-3860

CXDO@gateway-grp.com

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CREXENDO, INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets (Unaudited, in thousands, except par value and share data)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$4,200	$5,475
Trade receivables, net of allowance of $144 and $131, respectively	3,549	3,297
Inventories	693	679
Equipment financing receivables, net of allowance of $47 and $0, respectively	735	635
Contract costs	1,039	841
Property and equipment, held for sale	2,333	-
Prepaid expenses	1,013	431
Other current assets	483	674
Total current assets	14,045	12,032

Contract assets, net of allowance of $23 and $0, respectively	267	318
Long-term equipment financing receivables, net of allowance of $98 and $0, respectively	1,538	1,255
Property and equipment, net	851	3,315
Operating lease right-of-use assets	899	1,081
Intangible assets, net	25,140	26,725
Goodwill	9,454	9,454
Contract costs, net of current portion	1,706	1,304
Other long-term assets	176	150
Total Assets	$54,076	$55,634

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$715	$1,206
Accrued expenses	4,750	4,890
Finance leases	75	95
Notes payable	525	420
Operating lease liabilities	349	363
Income tax payable	43	79
Contract liabilities	3,180	3,338
Total current liabilities	9,637	10,391

Contract liabilities, net of current portion	225	247
Finance leases, net of current portion	61	98
Notes payable, net of current portion	2,507	2,605
Line of credit	-	82
Operating lease liabilities, net of current portion	582	752
Total liabilities	13,012	14,175

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 50,000,000 shares, 25,972,804 shares issued and outstanding as of June 30, 2023 and 25,670,773 shares issued and outstanding as of December 31, 2022	26	26
Additional paid-in capital	131,107	129,192
Accumulated deficit	(90,232)	(87,946)
Accumulated other comprehensive income	163	187
Total stockholders' equity	41,064	41,459

Total Liabilities and Stockholders' Equity	$54,076	$55,634

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CREXENDO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share and share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Service revenue	$7,308	$4,556	$14,466	$8,954
Software solutions revenue	3,930	3,598	8,038	6,866
Product revenue	1,432	692	2,657	1,184
Total revenue	12,670	8,846	25,161	17,004

Operating expenses:
Cost of service revenue	3,095	1,438	6,139	2,874
Cost of software solutions revenue	1,293	1,131	2,478	2,792
Cost of product revenue	881	372	1,720	689
Selling and marketing	3,613	2,771	7,422	5,355
General and administrative	3,167	2,757	7,164	6,006
Research and development	1,138	1,229	2,329	1,533
Total operating expenses	13,187	9,698	27,252	19,249

Loss from operations	(517)	(852)	(2,091)	(2,245)

Other income/(expense):
Interest expense	(33)	(19)	(75)	(38)
Other income/(expense), net	29	(107)	87	(116)
Total other income/(expense), net	(4)	(126)	12	(154)

Loss before income tax	(521)	(978)	(2,079)	(2,399)

Income tax benefit/(provision)	(24)	82	(48)	283

Net loss	$(545)	$(896)	$(2,127)	$(2,116)

Earnings per common share:
Basic	$(0.02)	$(0.04)	$(0.08)	$(0.09)
Diluted	$(0.02)	$(0.04)	$(0.08)	$(0.09)

Weighted-average common shares outstanding:
Basic	25,972,628	22,456,420	25,853,998	22,347,510
Diluted	25,972,628	22,456,420	25,853,998	22,347,510

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CREXENDO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,127)	$(2,116)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,808	1,239
Allowance for credit losses	22	-
Share-based compensation	2,269	1,911
Non-cash operating lease amortization	(2)	(2)
Changes in assets and liabilities:
Trade receivables	(265)	(1,347)
Contract assets	28	(5)
Equipment financing receivables	(528)	(228)
Inventories	(14)	(27)
Contract costs	(600)	(364)
Prepaid expenses	(582)	(320)
Income tax receivable	-	(344)
Other assets	165	57
Accounts payable and accrued expenses	(631)	(387)
Income tax payable	(36)	(24)
Contract liabilities	(180)	(657)
Net cash used for operating activities	(673)	(2,614)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(92)	(40)
Net cash used for investing activities	(92)	(40)
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowing on line of credit, net	(82)	-
Repayments made on finance leases	(57)	(57)
Proceeds from notes payable	278	-
Repayments made on notes payable	(271)	(37)
Proceeds from exercise of options	40	415
Dividend payments	(130)	(223)
Taxes paid on the net settlement of stock options and RSUs	(264)	(118)
Net cash used for financing activities	(486)	(20)
Effect of exchange rate changes on cash	(24)	82
NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,275)	(2,592)
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD	5,475	7,468
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	$4,200	$4,876
Cash used during the year for:
Income taxes, net	$(82)	$(96)
Interest expense	$(75)	$(38)
Supplemental disclosure of non-cash investing and financing information:
Transfer of property and equipment, net to property and equipment, held for sale	$2,333	$-

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CREXENDO, INC. AND SUBSIDIARIES

Supplemental Segment Financial Data

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
Cloud telecommunications services	$8,740	$5,248	$17,123	$10,138
Software solutions	3,930	3,598	8,038	6,866
Consolidated revenue	12,670	8,846	25,161	17,004

Loss from operations:
Cloud telecommunications services	(207)	(543)	(1,386)	(1,597)
Software solutions	(310)	(309)	(705)	(648)
Total operating loss	(517)	(852)	(2,091)	(2,245)
Other income/(expense), net:
Cloud telecommunications services	(26)	(17)	(65)	(35)
Software solutions	22	(109)	77	(119)
Total other income/(expense), net	(4)	(126)	12	(154)
Loss before income tax provision:
Cloud telecommunications services	(233)	(560)	(1,451)	(1,632)
Software solutions	(288)	(418)	(628)	(767)
Loss before income tax provision	$(521)	$(978)	$(2,079)	$(2,399)

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Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (“Non-GAAP”) net income and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation, acquisition related expenses, changes in fair value of contingent consideration, amortization of intangibles, and goodwill and long-lived asset impairment. We define EBITDA as U.S. GAAP net income/(loss) before interest expense, interest income and other expense/(income), goodwill and long-lived asset impairments, provision/(benefit) for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for acquisition related expenses, changes in fair value of contingent consideration and share-based compensation. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our August 10, 2023 earnings press release, as furnished on Form 8-K, we included Non-GAAP net income, EBITDA and Adjusted EBITDA. The terms Non-GAAP net income, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net income, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income/(loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	they do not reflect changes in, or cash requirements for, our working capital needs;
•	they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
•	they do not reflect income taxes or the cash requirements for any tax payments;
•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•

while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

•	other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income, EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income, EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

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Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Income
(Unaudited, in thousands, except for per share and share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
U.S. GAAP net loss	$(545)	$(896)	$(2,127)	$(2,116)
Share-based compensation	855	858	2,269	1,911
Acquisition related expenses	-	-	1	23
Amortization of intangible assets	792	550	1,585	1,099
Non-GAAP net income	$1,102	$512	$1,728	$917

Non-GAAP earnings per common share:
Basic	$0.04	$0.02	$0.07	$0.04
Diluted	$0.04	$0.02	$0.06	$0.04

Weighted-average common shares outstanding:
Basic	25,972,628	22,456,420	25,853,998	22,347,510
Diluted	27,401,597	25,278,052	27,467,234	25,582,196

Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
U.S. GAAP net loss	$(545)	$(896)	$(2,127)	$(2,116)
Depreciation and amortization	900	620	1,808	1,239
Interest expense	33	19	75	38
Interest and other expense/(income)	(29)	107	(87)	116
Income tax provision/(benefit)	24	(82)	48	(283)
EBITDA	383	(232)	(283)	(1,006)
Acquisition related expenses	-	-	1	23
Share-based compensation	855	858	2,269	1,911
Adjusted EBITDA	$1,238	$626	$1,987	$928

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